EXHIBIT 99.1

STATE OF NORTH CAROLINA COUNTY OF WAKE		IN THE GENERAL COURT OF JUSTICE SUPERIOR COURT DIVISION 07-CVS-20453

DAVID SHAEV PROFIT SHARING	)
ACCOUNT F/B/O NORA VIDES, on	)
Behalf of Itself and All Others Similarly	)
Situated,	)
)
Plaintiffs,	)	VOLUNTARY DISMISSAL WITHOUT PREJUDICE
)
vs.	)
)
WASTE INDUSTRIES USA INC.,	)
LONNIE C. POOLE, JR., JIM W. PERRY,	)
PAUL F. HARDIMAN, GLENN E.	)
FUTRELL, and JAMES A. WALKER,	)
)
Defendants.	)

Pursuant to 41 of the North Carolina Rules of Civil Procedure, Plaintiff David Shaev Profit Sharing Account F/B/O Nora Vides (“Plaintiff”) dismisses all claims asserted in the Complaint without prejudice.

This the 31st day of January, 2008.

JAMES, McELROY and DIEHL, P.A.

/s/ Fred B. Monroe
Fred B. Monroe N.C. State Bar No. 23438 600 South College Street, Suite 3000 Charlotte, North Carolina 28202 Tel.: (704) 372-9870 Fax: (704) 348-0800 Attorneys for Plaintiff

Of counsel:

Robert I. Harwood

HARWOOD FEFFER LLP

488 Madison Ave., 8th Floor

New York, NY 10022

Patricia C. Weiser

Debra S. Goodman

Sandra G. Smith

THE WEISER LAW FIRM, PC

121 N. Wayne Avenue, Suite 100

Wayne, PA 19087

CERTIFICATE OF SERVICE

I certify that a true and correct copy of the foregoing VOLUNTARY DISMISSAL WITHOUT PREJUDICE was served on the persons named below by electronic notification and by depositing a copy of same in the United States Mail, sufficient postage prepaid, addressed as follows:

James T. Williams, Jr.	David C. Wright, III
Mack Sperling	Blake W. Thomas
Benjamin R. Norman	Robinson Bradshaw & Hinson, P.A.
Brooks Pierce McLendon Humphrey & Leonard, LLP	101 North Tryon Street, Suite 1900
P.O. Box 26000	Charlotte, North Carolina 28246
Greensboro, NC 27420 Attorneys for Lonnie C. Poole, Jr. and Jim W. Perry	Attorneys for Paul F. Hardiman, Glenn E. Futrell and James A. Walker

Benjamin N. Thompson
Lee M. Whitman
Sarah W. Johnson
Wyrick Robbins Yates & Ponton, LLP
Post Office Drawer 17803
Raleigh, NC 27619
Attorneys for Waste Industries USA, Inc.

This the 31st day of January, 2008.

JAMES, McELROY and DIEHL, P.A.

/s/ Fred B. Monroe
Fred B. Monroe N.C. State Bar No. 23438 600 South College Street, Suite 3000 Charlotte, North Carolina 28202 Tel.: (704) 372-9870 Fax: (704) 348-0800 Attorneys for Plaintiff

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